Exhibit 99.1
       INVESTOR PRESENTATIONSEPTEMBER 2018

 ABOUT ESSEX EXECUTIVE SUMMARYWEST COAST FUNDAMENTALSINVESTMENT OVERVIEW AND CAPITAL STRUCTUREFINANCIAL PERFORMANCE AND 2018 GUIDANCEAPPENDIXPROVEN TRACK RECORD ESSEX PORTFOLIODEFINITIONS & RECONCILIATIONS   PAGE(S)23 4 – 16 17 – 2425 – 2930 31 – 3334 – 3738 – 47  TABLE OF CONTENTS  *

 (1) Represents percent of pro rata NOI as of 6/30/18.(2) Oakland includes Alameda and Contra Costa Counties.(3) As of 6/30/18.  *  San Francisco MD 9%Oakland(2) 13%Santa Clara 20%  Ventura 5%Los Angeles 19%Orange County 10%San Diego 8%  SOUTHERN CA43% of NOI(1)  NORTHERN CA41% of NOI(1)    Washington & California combined represent the 5th highest GDP in the world   SEATTLE16% of NOI(1)    ESSEX IS THE ONLY PUBLIC MULTIFAMILY REIT DEDICATED EXCLUSIVELY TO THE WEST COAST, WITH A PRIMARY FOCUS IN 8 MAJOR METROS:  ESSEX AT A GLANCE

EXECUTIVE SUMMARY

ESSEX PROPERTY TRUST, INC.

KEY HIGHLIGHTS

- The embedded housing shortage of 7.3 million units remains a key issue – ***California represents roughly half of the nation's underproduction of housing*** from 2000-2015 (p. 6)
- Due to severe for-sale housing shortages and recent tax reform, **the premium to own a home vs. rent an apartment has risen to 77%** as compared to the historical average of 49%, favorably impacting demand for rental housing (p. 8)
- Overall across the Essex West Coast markets, multifamily supply deliveries remain relatively unchanged from our prior projections which assume 2019 apartment deliveries will be flat compared to 2018 (p. 9)
    - Multifamily deliveries continue to be heavily concentrated in the downtown and CBD markets, temporarily impacting pricing in select markets such as Downtown Los Angeles and Seattle
- ***Wealth creation on the West Coast has led the nation for the last 5 years*** (pp. 10-11)
- ***Demand drivers on the West Coast remain strong***, demonstrated by outperforming job growth relative to the U.S. that has led to low unemployment rates across our markets, averaging 3.7% (p. 12)
    - ***Solid job growth*** continues to be favorably impacted by migration trends and the ability of local employers to source and retain skilled workers. Essex West Coast markets continue to outperform select East Coast markets (pp. 12)
    - The skilled labor shortage continues to intensify ***while wage growth is expected to outpace rent growth,*** relieving affordability pressures (p. 13-14)
- Per RealPage estimates, Essex's West Coast markets are expected to generate 4.0% rent growth in 2018, which is above the U.S. at 3.0%(1) and major East Coast metros

Source: RealPage
(1) Includes RealPage's top 120 MSA's.

3

       WEST COAST FUNDAMENTALS  The DylanLos Angeles, CA

 WHY WEST COAST MARKETS?  *  LONG-TERM FAVORABLE SUPPLY/DEMAND DYNAMICS

CALIFORNIA'S CHRONIC HOUSING SHORTAGE

ESSEX PROPERTY TRUST, INC.

- IN THE U.S., 23 STATES HAVE PRODUCED ~7.3 MILLION TOO FEW HOUSING UNITS FROM 2000-2015
  - CALIFORNIA REPRESENTS NEARLY 50% OF THE HOUSING SHORTFALL AT ~3.4 MILLION UNITS



225,642
155,156
22,446
3,378,205
234,801
103,389
505,134
40,423
120,576
118,729
719,230
215,936
131,266
25,475
30,446
176,187
319,886
MA
329,035
RI
55,043
CT
126,152
MD
259,556
DC
6,081
UNDERPRODUCTION AS % OF 2015 HOUSING STOCK
2% - 5%
5.1% - 10%
10.1% - 15%
More Than 15%
No data

Source: Up for Growth National Coalition - Housing Underproduction in the U.S., April 2018

6

 Sources: Census, Essex, and Rosen  LIMITED SUPPLY IN ESSEX MARKETS  ESSEX CA SUPPLY AS A PERCENT OF STOCK HAS HISTORICALLY REMAINED BELOW 1% RELATIVE TO THE NATION, ESSEX’S CA MARKETS HAVE LESS HOUSING SUPPLY WITH BETTER JOB GROWTH  *

THE RISING PREMIUM TO OWN VS. RENT IN ESSEX MARKETS

ESSEX PROPERTY TRUST, INC.

- SEVERE FOR-SALE HOUSING SHORTAGES AND TAX REFORM HAVE PUSHED THE PREMIUM FOR HOMEOWNERSHIP TO EXTREME LEVELS IN ESSEX MARKETS
- AS OF THE SECOND QUARTER OF 2018, IT IS 77% MORE COSTLY TO OWN A MEDIAN-PRICED HOME THAN TO RENT IN ESSEX METROS, A 20% INCREASE FROM 2017
- HOME PRICES IN ESSEX MARKETS ARE NOW OVER 3X THE NATIONAL MEDIAN


After-Tax Cost Premium to Own vs. Rent in Essex Markets
Cost Premium to Own vs. Rent in Essex Markets
125%
100%
75%
50%
25%
0%
77%
65%
49%
1998
2000
2002
2004
2006
2008
2010
2012
2014
2016
2Q18
After-tax cost of home purchase, premium over cost to rent
Excluding impact of 2018 tax reform
20-year average


Essex Metros Have Created Over 5x More Jobs Than Housing Units
New Jobs/Housing Units Per Year (2010-2017)
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
New Jobs
New Housing Units

Note: Cost premia based on median home prices, median rents and 30-yr fixed mortgage rates with 10% down payment and PMI. Tax impact based on marginal tax rates at median incomes.

Sources: RealPage, CoreLogic, Federal Housing Finance Agency (FHFA), Census Bureau, Bureau of Labor Statistics, Essex Property Trust

8

 MULTIFAMILY SUPPLY AND TOTAL SUPPLY AS A % OF STOCK ARE EXPECTED TO REMAIN RELATIVELY FLAT ACROSS THE ESSEX MARKETS IN 2018 AND 2019  Source: Essex(1) Weighted by ESS June 2018 year-to-date same-property scheduled rent.  ESSEX NEAR-TERM SUPPLY OUTLOOK  *

 *  WEALTH CREATION STRONGEST ON THE WEST COAST  CALIFORNIA AND WASHINGTON’S KNOWLEDGE-BASED ECONOMIES HAVE LED THE NATION IN PER CAPITA GDP GROWTH OVER THE PAST 5 YEARS, DRIVING WEALTH CREATION ACROSS THE ESSEX MARKETS  Source: Bureau of Economic Analysis

 *  TOP 10 TECH VS. NON-TECH COMPANIES  SINCE 2005, THE TOP 10 PUBLIC TECH FIRMS HAVE CREATED $4.3 TRILLION IN EQUITY MARKET VALUE, GROWING 5.5X FASTER THAN NON-TECH FIRMSALL TOP 10 TECH FIRMS AND 3 OF THE TOP 10 NON-TECH FIRMS ARE HEADQUARTERED IN ESSEX MARKETSSINCE 2005, GLOBAL EMPLOYMENT FOR THE TOP 10 TECH FIRMS HAS INCREASED AT A 10.9% COMPOUND ANNUAL GROWTH RATE  Sources: Yahoo Finance, Company Disclosures*Facebook, Inc. is excluded from 2005 market capitalization but included in 2018 market capitalization.**Visa, Inc. is excluded from 2005 market capitalization but included in 2018 market capitalization.    +$4.3T (+550%)    +$794B (+48%)

 WEST COAST JOB GROWTH  WEST COAST JOB GROWTH REMAINS STRONG, WITH MOST OF THE OUTPERFORMANCE EMANATING FROM THE TECHNOLOGY MARKETS  Source: Bureau of Labor Statistics (not seasonally adjusted)(1) For those markets included in this graph which represent 94% of Essex’s NOI at the Company’s pro rata share as of 6/30/18.  *  ESS Portfolio Wtd. Avg.(1) = 2.0%  U.S. Avg.= 1.7%    ESS Market  Non-ESS Market

 *  RECENT MIGRATION TRENDS REFLECT THE INFLUX OF WORKERS TO ESSEX’S WEST COAST MARKETS, PRIMARILY FROM MAJOR EAST COAST METROS  LINKEDIN WORKER MIGRATION TRENDS  Note: LinkedIn defines migration as a member changing their location on their LinkedIn profile. The maps reflect the cities the most LinkedIn members moved to and from in the past 12 months. For every 10,000 LinkedIn members in the San Francisco Bay Area, 5 moved to the city in the last 12 months from New York City.Source: LinkedIn Workforce Report, July 2018

ESSEX
PROPERTY TRUST, INC.

WAGE GROWTH SHOULD IMPROVE AFFORDABILITY

- PERSONAL INCOME GROWTH IS EXPECTED TO ACCELERATE ACROSS ALL ESSEX MARKETS IN 2018, REDUCING AFFORDABILITY PRESSURES

Personal Income Growth Forecast(1)


7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
ESS Markets 2018 Wtd. Avg.(2): 5.6%
ESS Markets 2017 Wtd. Avg.(2): 4.7%
San Francisco
San Jose
Los Angeles
Orange County
Seattle
Oakland
San Diego
U.S.
2017(f)
2018(f)

Sources: Rosen and Economy.com

(1) Represents forecasted data using average of Rosen and Economy.com estimates.

(2) ESS markets weighted by December 2017 year-to-date same-property scheduled rent.

14

 *  Sources: Axiometrics, Rosen and Bureau of Economic Analysis  WE EXPECT PERSONAL INCOMES TO GROW FASTER THAN RENTS FOR THE 2nd CONSECUTIVE YEAR IN 2018, WHICH IS HELPING ALLEVIATE AFFORDABILITY PRESSURES IN ESSEX MARKETS  PERSONAL INCOME GROWTH VS. RENT GROWTH

     *  DEMAND TO EXCEED SUPPLY IN ESSEX’S MARKETS  IN ESSEX’S SUPPLY CONSTRAINED MARKETS, DEMAND IS EXPECTED TO EXCEED SUPPLY RELATIVE TO OTHER MAJOR METROS FOR THE NEXT SEVERAL YEARS  Sources: National Association of Realtors, CoreLogic, and Essex*Essex Portfolio weighted by % of same-property revenueNew Home demand based upon a ratio of 2 forecast jobs to create one household (forecasts are ESS and Moody's). Total new supply based on ESS forecasts and total permits, assuming a 24 month completion lag; except U.S., which is based on forecast starts (permits and starts from Moody’s).

       Palm ValleySan Jose, CA  MB360San Francisco, CA(2014 Development)  INVESTMENT OVERVIEW AND CAPITAL STRUCTURE  TO BE UPDATED  Station Park GreenSan Mateo, CA(2018 Development)

 CORE COMPETENCIES TO CREATE VALUE  *  The GallowayPleasanton, CA  CONDO OPTIONALITY:Potential value creation through 8,600 condo convertible apartment homes in the Essex Portfolio  DEVELOPMENT:Develop high-quality tenant-desired apartment homes near transportation nodes  ACQUISITIONS:Improve the NAV/share, cash flow/share and growth prospects of the Company  REDEVELOPMENTFocused on rent justified improvements to maximize NOI and value  CO-INVESTMENT PLATFORM:Facilitates growth via private capital and provides attractive risk adjusted returns  PREFERRED EQUITY/SUBORDINATED DEBT: Opportunistically invest in high-quality development and stabilized assets in our existing markets

STRATEGIC CAPITAL ALLOCATION

ESSEX PROPERTY TRUST, INC.

KEY INVESTMENT TARGETS

- Improve portfolio growth through dispositions of select assets
- Utilize co-investment platform to optimize cost of capital
- Large discounts to NAV (>10%) would likely result in increased disposition activity
- Originate preferred equity transactions with conservative loan underwriting

FULL-YEAR 2018 INVESTMENT TARGETS

- Acquisitions of $100-$300 Million
- Dispositions of $200-$300 Million
- Preferred equity investments of $100 Million


360 Residences
San Jose, CA
(2017 Acquisition)

19

   Based on initial occupancy.Total cost in millions and not ESS share. Includes only those projects under construction as of 6/30/18 and Station Park Green - Phase I, which was delivered in 2018. Excludes land held for future development.Data as of 6/30/18.   FORECASTED SPEND OF $250M AT PRO RATA SHARE ON DEVELOPMENT PROJECTS UNDER CONSTRUCTION IN 2018  DEVELOPMENT PIPELINE UPDATE  *  GallowayPleasanton, CA(2016 Development)  Hollywood DevelopmentHollywood, CA(Rendering)

 DISCIPLINED CAPITAL ALLOCATION PROCESS  *  DEALS MUST BE ACCRETIVE TO 3 METRICS:

 $22.0 Billion Total Capitalization  As of 6/30/18Consolidated portfolio only.   CAPITAL STRUCTURE & LIQUIDITY PROFILE  Debt Composition(1)  STRONG BALANCE SHEET WITH AMPLE LIQUIDITY AND FINANCIAL FLEXIBILITY

 STRONG CREDIT PROFILE  *  Source: Company DisclosuresUnsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.Net Indebtedness is total debt less unamortized premiums, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities at pro rata share.Adjusted EBITDAre excludes non-routine items in earnings and other adjustments as outlined on page S-17.1 of the supplemental financial information filed as Exhibit 99.1. to the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2018. Prior periods have not been restated to conform to the new definition.

   WELL LADDERED DEBT MATURITY SCHEDULE  % of Total Debt Maturing/Year  2.1%  10.6%  12.2%  9.6%  12.1%  10.6%  7.1%  9.0%  8.9%  8.9%  0.1%  8.8%  Debt Maturity Schedule(1)  (1) Data as of 6/30/2018. Excludes lines of credit.  Weighted Average Interest Rate  5.7%  4.4%  5.0%  4.5%  3.3%  3.7%  4.0%  3.6%  3.5%  3.6%  3.1%  3.8%  Weighted Average Interest Rate: 4.0%  *

       AnnalieseSeattle, WA  FINANCIAL PERFORMANCE AND 2018 GUIDANCE

 Source: Company Disclosures 2018E represents the midpoint of guidance as set forth in the earnings release for the second quarter of 2018. Peer average represents 6 multifamily REITs. CPT and MAA provide Total FFO, not Core FFO.  CONTINUED OUTPERFORMANCE VS. PEERS  ESSEX SAME-PROPERTY NOI AND CORE FFO GROWTH HAVE EXCEEDED THE PEER AVERAGE BY 2.8% AND 5.7% ANNUALLY SINCE 2012, RESPECTIVELYIN 2018, NOI AND CORE FFO GROWTH ARE EXPECTED TO CONTINUE TO OUTPERFORM THE PEER GROUP  *  (1)  (1)  (2)

 DUE TO THE STRENGTH OF THE MARKET, OUR OPERATING STRATEGY HAS SHIFTED TO FAVORING MARKET RENTS OVER OCCUPANCY IN ORDER TO MAXIMIZE REVENUESWE EXPECT Q3 2018 OCCUPANCY TO BE ABOUT 30 BASIS POINTS BELOW THE PRIOR YEAR’S PERIOD, WHICH IS A PRIMARY CONTRIBUTOR TO THE DECLINE IN SAME-PROPERTY REVENUE GROWTH IN JULY/AUGUST VS. Q2 2018. AS A RESULT, THIRD QUARTER REVENUE GROWTH IS EXPECTED TO BE THE LOW POINT OF 2018.  *  2018 SAME-PROPERTY REVENUE GROWTH  *Southern California year-over-year growth is impacted by an increase to revenue in July 2017 resulting from a large receipt of previously reserved delinquent rent.  Without this item, revenue growth would be 2.8% in July/August 2018.

 Source: Company DisclosuresCore FFO excludes acquisition costs and non-routine items.  *  2018 FULL-YEAR GUIDANCE (UNCHANGED FROM Q2 2018)

2018 MSA LEVEL FORECAST

ESSEX PROPERTY TRUST, INC.

ESSEX PROPERTY TRUST, INC.

2018 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions

	Residential Supply (1)					Job Forecast (2)		Market Forecast (3)
Market	New MF Supply	New SF Supply	Total Supply	% of MF Supply to MF Stock	% of Total Supply to Total Stock	Est. New Jobs Dec-Dec	% Growth	Economic Rent Growth
Los Angeles	9,700	5,600	15,300	0.6%	0.4%	57,800	1.3%	3.0%
Orange	4,650	4,400	9,050	1.1%	0.8%	22,250	1.4%	2.7%
San Diego	4,500	3,500	8,000	1.0%	0.7%	26,000	1.8%	3.5%
Ventura	400	1,050	1,450	0.6%	0.5%	4,950	1.6%	3.2%
So. Cal.	**19,250**	**14,550**	**33,800**	**0.8%**	**0.6%**	**111,000**	**1.5%**	**3.1%**
San Francisco	3,100	550	3,650	0.8%	0.5%	20,100	1.8%	2.8%
Oakland	2,100	4,000	6,100	0.6%	0.6%	18,500	1.6%	2.8%
San Jose	2,400	2,100	4,500	1.0%	0.7%	30,750	2.8%	4.0%
No. Cal.	**7,600**	**6,650**	**14,250**	**0.8%**	**0.6%**	**69,350**	**2.2%**	**3.3%**
Seattle	**11,200**	**7,550**	**18,750**	**2.3%**	**1.5%**	**47,275**	**2.8%**	**2.0%**
Weighted Average(4)	**38,050**	**28,750**	**66,800**	**1.1%**	**0.8%**	**227,625**	**2.0%**	**3.0%**

All data are based on Essex Property Trust, Inc. forecasts.

U.S. Economic Assumptions: 2018 G.D.P. Growth: 2.7% , 2018 Job Growth: 1.5%

(1) **New Residential Supply:** total supply includes the Company's estimate of actual multifamily deliveries including properties with 50+ units and excludes student, senior and 100% affordable housing communities. Single family estimates based on an average trailing 12 month single family permit. Previous presentations had included multifamily deliveries of 100+ units and excluded student, senior and 100% affordable housing.

(2) **Job Forecast:** refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q over 4Q, expressed as total new jobs and growth rates.

(3) **Market Forecast:** the estimated rent growth represents the forecasted change in effective market rents for full year 2018 vs. 2017 (excludes submarkets not targeted by Essex).

(4) **Weighted Average:** markets weighted by scheduled rent in the Company's Portfolio.

29

       Gas Company LoftsLos Angeles, CA(Renovation included the addition of rooftop amenity with pool)  Agora at South MainWalnut Creek, CA(2016 Development)  WEST COAST FUNDAMENTALS  EmmeEmeryville, CA    APPENDIX  AviaraMercer Island, WA

PROVEN HISTORY OF STRATEGIC CAPITAL ALLOCATION

ESSEX PROPERTY TRUST, INC.

- OUR INNOVATIVE MANAGEMENT TEAM IS RESPONSIVE TO CHANGING MARKET DYNAMICS WITH THE ABILITY TO SOURCE AND STRUCTURE UNIQUE OPPORTUNITIES WITHIN THE MULTIFAMILY SPACE
- DISCIPLINED UNDERWRITING, RIGOROUS ANALYSIS, AND TOTAL RETURN DRIVEN

CAPITAL ALLOCATION – SELECT HIGHLIGHTS

2001	ESS becomes the first multifamily REIT to create a fund business (raises $250M of equity for Fund I).
2009	Acquires $106M of multifamily REIT unsecured bonds yielding 10.3% near the bottom of the market.
2010	Acquires and begins developing early in the cycle. Acquires over $1B of properties over next 2 years.
2014	Acquires BRE in a deal valued at $6B, creating the only public apartment REIT dedicated exclusively to West Coast markets.
2016	Increases investment in preferred equity and subordinated debt program due to attractive risk-adjusted returns relative to ground-up development.

CASE STUDY – BEXAEW AMENDMENT

Strategic acquisition and access to a variety of capital sources created value for shareholders

Value Creation by:

- Formed the joint venture as part of the strategic merger with BRE in 2014
- Substantial price appreciation over 4-year hold period (2014-2018) through growth in NOI and declines in cap rates
- Amendment of the joint venture in March 2018 allowed Essex to achieve $20.5 million of promote

Over the past year, we have monetized the embedded value in the private equity platform by realizing nearly $60 million in promote income.

31

 INVESTMENT STRATEGY LEADS TO SUPERIOR TOTAL RETURNS  SUPERIOR VALUE CREATION FOR SHAREHOLDERS SINCE THE IPOHIGHEST TOTAL RETURN OF ALL PUBLIC U.S. REITS SINCE IPO IN 1994  Sources: SNL Financial, NAREITJune 1994 – June 2018   *  ESS CAGR: 16%  3,766%  1,217%  944%  851%  2018

 *  SINCE THE IPO, WE HAVE GENERATED COMPOUND ANNUAL DIVIDEND/SH AND TOTAL FFO/SH GROWTH OF 6.4% AND 8.5%, RESPECTIVELY(1)RAISED THE DIVIDEND EVERY YEAR SINCE THE IPO AND PAID ENTIRELY IN CASH  SIGNIFICANT DIVIDEND PER SHARE AND TOTAL FFO PER SHARE GROWTH  (1) Includes 2018 estimated growth.(2) 2018E Total FFO/share represents the midpoint of guidance as set forth in the earnings release for the second quarter of 2018.   (2)    Great Recession  FFO per share ↑ 123% since the Great Recession(1)

LOS ANGELES PORTFOLIO

ESSEX PROPERTY TRUST, INC.

LOS ANGELES AREA MAP


Sherman Oaks
San Vicente Mountain
Universal City
Mount Hollywood
Highland Park
North Arroyo
Brentwood
West Hollywood
Silver Lake
Beverly Hills
Midwick
Los Angeles
Western Heights
Rosa Parks Fwy
Culver City
East Los Angeles
Santa Monica
View Park
Commerce
Marina del Rey
Playa Vista
Huntington Park
Florence
Bell
Inglewood
Lennox
El Segundo
Hawthorne
Lawndale
Manhattan Beach

Los Angeles	Totals
Units	10,950
Properties	50
Pro rata % of NOI	19.2%
SS Occupancy	96.7%

LOS ANGELES HIGHLIGHTS

- Job growth in Los Angeles lagged the U.S. at 1.3% for the trailing three month period ending in July 2018.
- The largest job gains in July were reported from the Leisure and Hospitality, Education and Health Services and Professional and Business Services sectors, which represented 95% of the total gains.
- In the second quarter, Los Angeles had 2.3M sf of office space under construction, 27% of which is pre-leased.

Market Data	U.S.	Los Angeles
Trailing 3-Month Job Growth	1.7%	1.3%
Personal Income Growth 2018(f)(2)	3.7%	5.9%
Median Home Price(1)	$246,000	$608,000
Median Household Income(2)	$61,000	$77,000
Median Home Price to Median Household Income	4.0x	7.9x
Median Home Price YOY % Increase(1)	5.3%	8.0%

Sources: Axiometrics, CoreLogic, LinkedIn, CoStar, JLL Office Report, CBRE, Moody's, RCG, S&P Global Market Intelligence, BLS, NAR, Census and Essex Disclosures as of June 2018. Trailing 3 months ended July 2018.

(1) Home Prices and YOY % Increase as of June 2018. U.S. uses NAR 2Q18.

(2) 2018 Estimate.

34

ORANGE COUNTY PORTFOLIO

ESSEX PROPERTY TRUST, INC.

ORANGE COUNTY AREA MAP


La Habra
East La Mirada
La Mirada
Norwalk
Brea
Paramount
Cerritos
Buena Park
Fullerton
Placentia
Artesia
La Palma
Hawaiian Gardens
Cypress
Anaheim
Los Alamitos
Rossmoor
Joint Forces Training Center
Stanton
Signal Hill
Orange
Garden Grove
Beach
Naval Weapons Station Seal Beach
Westminster
Santa Ana
Surfside
Fountain Valley
Huntington Beach
Costa Mesa

Orange County	Totals
Units	6,702
Properties	27
Pro rata % of NOI	10.3%
SS Occupancy	96.5%

ORANGE COUNTY HIGHLIGHTS

- Job growth in Orange County lagged the U.S. for the trailing three month period ending in July 2018 at 1.0%.
  - As of July 2018, the unemployment rate in Orange County was 3.2%, down 130 bps from two years ago and remains the lowest in Southern California.
  - The largest job gains in July 2018 were reported in Professional and Business Services as well as Education and Health Services.

Market Data	U.S.	Orange County
Trailing 3-Month Job Growth	1.7%	1.0%
Personal Income Growth 2018(f)[2]	3.7%	5.6%
Median Home Price[1]	$246,000	$740,000
Median Household Income[2]	$61,000	$89,000
Median Home Price to Median Household Income	4.0x	8.3x
Median Home Price YOY % Increase[1]	5.3%	6.1%

Sources: Axiometrics, CoreLogic, LinkedIn, CoStar, JLL Office Report, CBRE, Moody's, RCG, S&P Global Market Intelligence, BLS, NAR, Census and Essex Disclosures as of June 2018. Trailing 3 months ended July 2018.

(1) Home Prices and YOY % Increase as of June 2018. U.S. uses NAR 2Q18.

(2) 2018 Estimate.

35

NORTHERN CALIFORNIA PORTFOLIO

ESSEX PROPERTY TRUST, INC.

NORTHERN CALIFORNIA HIGHLIGHTS

- San Jose job growth nearly doubled the U.S. over the trailing three month period ending in July 2018 with 3.1%. San Francisco performed in-line with the U.S. with 1.7% job growth over the same period. San Francisco has the lowest unemployment rate of all Essex markets at 2.4% as of July 2018.
- As of the second quarter, San Francisco has the highest year-to date net absorption at 2.4% of stock and the lowest total commercial vacancy of all Essex markets at 7.7%.
- There was 10.4M sf of office space under construction in Northern California in the second quarter, or 4.5% of existing stock (59% of which is pre-leased).
- The top 10 tech firms had roughly 10,600 job openings in California as of the second quarter 2018.

Market Data	U.S.	San Francisco	San Jose
Trailing 3-Month Job Growth	1.7%	1.7%	3.1%
Personal Income Growth 2018(f)[2]	3.7%	5.7%	6.1%
Median Home Price[1]	$246,000	$1,380,000	$1,200,000
Median Household Income[2]	$61,000	$118,000	$122,000
Median Home Price to Median Household Income	4.0x	11.7x	9.8x
Median Home Price YOY % Increase[1]	5.3%	9.5%	19.5%

NORTHERN CALIFORNIA AREA MAP



Valley
Tiburon
Sausalito
Albany
Berkeley
Orinda
Lafayette
Walnut Creek
Moraga
Alamo
Danville
Mount Diablo
Piedmont
Canyon
Oakland
Alameda
San Francisco
San Leandro
Tassajara
San Ramon
Daly City
Castro Valley
Hayward
Dublin
Pleasanton
South San Francisco
Pacifica
San Francisco Bay
Millbrae
Union City
Foster City
Scarper Peak
Moss Beach
Belmont
Bair Island
Fremont
Newark
El Granada
San Carlos
Redwood City
Half Moon Bay
Menlo Park
Coyote Creek
Palo Alto
Woodside
Stanford
Milpitas
Morena Sierra
Mountain View
Sunnyvale
East Foothills
San Jose
Cupertino
Campbell
Seven Trees
Saratoga
Los Gatos

Northern CA	Totals
Units	20,928
Properties	79
Pro rata % of NOI	41.0%
SS Occupancy	96.7%

Sources: Axiometrics, CoreLogic, LinkedIn, CoStar, JLL Office Report, CBRE, Moody's, RCG, S&P Global Market Intelligence, BLS, NAR, Census and Essex Disclosures as of June 2018. Trailing 3 months ended July 2018.

(1) Home Prices and YOY % Increase as of June 2018. U.S. uses NAR 2Q18.

(2) 2018 Estimate.

36

SEATTLE PORTFOLIO

ESSEX
PROPERTY TRUST, INC.

SEATTLE AREA MAPS


Snohomish
Mukilteo
Mill Creek
North Creek
Lynnwood
Kingston
Brier
Woodway
Port Madison I.R.
Bothell
Lake Forest Park
Woodinville
Kingsgate
White
Puget Sound
Kirkland
Bainbridge Island
Seattle
Sammamish
Mercer Island
Newcastle
Issaquah
Bryn Mawr
East Renton Highlands
Renton
Tukwila
Mirrorm

Seattle	Totals
Units	11,820
Properties	55
Pro rata % of NOI	16.1%
SS Occupancy	96.3%

SEATTLE HIGHLIGHTS

- Seattle continues to demonstrate very strong job growth with 3.2% for the trailing three month period ending July 2018, leading all Essex markets and nearly doubling the U.S. growth.
- Job growth in the Information sector increased 7.3% year-over-year as of July 2018, accounting for over 13% of total job gains during this period.
- There were roughly 10,900 job openings from the top 10 tech companies in Washington as of the second quarter 2018.
- Approximately 5.2M sf of office space was under construction in Seattle as of the second quarter, representing 5.4% of existing stock, with nearly half pre-leased.

Market Data	U.S.	Seattle
Trailing 3-Month Job Growth	1.7%	3.2%
Personal Income Growth 2018(f)[(2)]	3.7%	5.4%
Median Home Price[(1)]	$246,000	$600,000
Median Household Income[(2)]	$61,000	$92,000
Median Home Price to Median Household Income	4.0x	6.5x
Median Home Price YOY % Increase[(1)]	5.3%	11.8%

Sources: Axiometrics, CoreLogic, LinkedIn, CoStar, JLL Office Report, CBRE, Moody's, RCG, S&P Global Market Intelligence, BLS, NAR, Census and Essex Disclosures as of June 2018. Trailing 3 months ended July 2018.

(1) Home Prices and YOY % Increase as of June 2018. U.S. uses NAR 2Q18.

(2) 2018 Estimate.

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       DEFINITIONS &RECONCILIATIONS

 *  DISCLAIMERS  SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from the economic conditions, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information.While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; there may be a downturn in general economic conditions, the real estate industry, and the markets in which the Company's communities are located; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; and those risks, special considerations, and other factors referred to in the Company’s quarterly reports on Form 10-Q, in the Company's annual report on Form 10-K for the year ended December 31, 2017, and in the Company's other filings with the SEC. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.REGULATION G DISCLAIMERThis presentation contains certain non-GAAP financial measures within the meaning of Regulation G of the Securities Exchange Act of 1934. The Company’s definitions and calculations of such measures may differ from those used by other companies and, therefore, may not be comparable. The Company’s definitions of these terms and, if applicable, the reasons for their use and reconciliations to the most directly comparable GAAP measures are included in the Appendix.

PROJECTED EPS, FFO, AND CORE FFO PER DILUTED SHARE

ESSEX PROPERTY TRUST, INC.

With respect to the Company's guidance regarding its projected FFO and Core FFO for the third quarter of 2018, which guidance is set forth in the earnings release for the second quarter of 2018 and on page S-14.1 of the earnings supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

	Six Months Ended June 30, 2018	2018 Guidance Range [1]			
		Third Quarter 2018		Full-Year 2018	
		Low	High	Low	High
EPS - diluted	$ 2.90	$ 1.09	$ 1.18	$ 5.15	$ 5.31
Conversion from GAAP share count	(0.09)	(0.04)	(0.04)	(0.17)	(0.17)
Depreciation & amortization	3.95	1.97	1.97	7.90	7.90
Noncontrolling interests related to Operating Partnership units	0.09	0.04	0.04	0.17	0.17
Gain on sale of real estate	(0.33)	-	-	(0.33)	(0.33)
FFO per share - diluted	6.52	3.06	3.15	12.72	12.88
Gain on sale of marketable securities	(0.01)	-	-	(0.01)	(0.01)
Unrealized losses on marketable securities	0.01	-	-	0.01	0.01
Co-investment promote income	(0.30)	-	-	(0.30)	(0.30)
Expensed acquisition and investment related costs	-	-	0.01	-	0.02
Insurance reimbursements, legal settlements, and other, net	0.01	0.01	0.01	0.02	0.02
Core FFO per share - diluted	$ 6.23	$ 3.07	$ 3.17	$ 12.44	$ 12.62

(1) 2018 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

40

 *  RECONCILIATIONS OF NON-GAAP FINANCIALMEASURES AND OTHER TERMS  ADJUSTED EBITDAre RECONCILIATION The National Association of Real Estate Investment Trusts ("NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities. The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies. Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre," presented on page S-6 of the earnings supplement for the second quarter of 2018, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges. Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality. EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

 *  RECONCILIATIONS OF NON-GAAP FINANCIALMEASURES AND OTHER TERMS  ADJUSTED EBITDAre RECONCILIATION (CONTINUED)The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):  (1) Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.           Three Months EndedJune 30, 2018  Net income available to common stockholders      $  100,440  Adjustments:            Net income attributable to noncontrolling interest       5,970    Interest expense, net(1)      54,050    Depreciation and amortization      119,330    Income tax provision      150    Co-investment EBITDAre adjustments       22,448     EBITDAre      302,388            Loss on sale of marketable securities        131  Unrealized gains on marketable securities        (122)  Insurance reimbursements, legal settlements, and other, net        (450)  Income from early redemption of preferred equity investments        (1,578)  Expensed acquisition and investment related costs        68  Gain on sale of real estate and land        (22,244)      Adjusted EBITDAre  $   278,193

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

ESSEX PROPERTY TRUST, INC.

ENCUMBERED

Encumbrance means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

FUNDS FROM OPERATIONS ("FFO")

FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes merger, integration and acquisition costs and items that are not routine or not related to the Company's core business activities, which is referred to as "Core FFO", to be useful financial performance measurements of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and the ability to pay dividends. FFO and Core FFO do not represent net income or cash flows from operations as defined by GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO and Core FFO do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs' calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company's calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 of the earnings supplement for the second quarter of 2018 in the section titled "Consolidated Funds From Operations".

INTEREST EXPENSE, NET

Interest expense, net is presented on page S-1 of the earnings supplement for the second quarter of 2018 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Interest expense	$ 56,278	$ 111,139
Adjustments:		
Total return swap income	(2,228)	(4,498)
Interest expense, net	$ 54,050	$ 106,641

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

ESSEX PROPERTY TRUST, INC.

NET INDEBTEDNESS DIVIDED BY ADJUSTED EBITDAre

This credit ratio is presented on page S-6 of the earnings supplement for the second quarter of 2018 in the section titled "Selected Credit Ratios". This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on the prior page. The calculation of this credit ratio and a reconciliation of net indebtedness to total debt, net is presented in the following table (Dollars in thousands):

Total consolidated debt, net	$	5,691,093
Total debt from co-investments at pro rata share		809,280
Adjustments:		
Consolidated unamortized premiums, discounts, and debt issuance costs		6,240
Pro rata co-investments unamortized premiums, discounts and debt issuance costs		5,816
Consolidated cash and cash equivalents-unrestricted		(160,902)
Pro rata co-investment cash and cash equivalents-unrestricted		(36,742)
Marketable securities		(207,191)
Net Indebtedness	$	6,107,594
Adjusted EBITDAre, annualized(1)	$	1,112,772
Other EBITDAre normalization adjustments, net, annualized(2)		(2,170)
Adjusted EBITDAre, normalized and annualized	$	1,110,602
Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized		5.5

(1) Based on the amount for the most recent quarter, multiplied by four.
(2) Adjustments made for properties acquired or disposed of during the most recent quarter and other partial quarter activity, multiplied by four.

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

ESSEX PROPERTY TRUST, INC.

NET OPERATING INCOME ("NOI") AND SAME-PROPERTY NOI RECONCILIATIONS

Net Operating Income ("NOI") and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company's consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company's operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Earnings from operations	$ 116,272	$ 112,247	$ 226,819	$ 221,478
Adjustments:				
Corporate-level property management expenses	7,782	7,522	15,552	15,031
Depreciation and amortization	119,330	117,939	238,435	233,442
Management and other fees from affiliates	(2,197)	(2,296)	(4,505)	(4,532)
General and administrative	11,125	10,337	25,938	20,938
Expensed acquisition and investment related costs	68	274	125	830
NOI	252,380	246,023	502,364	487,187
Less: Non-same property NOI	(19,616)	(20,082)	(38,337)	(38,059)
Same-Property NOI	$ 232,764	$ 225,941	$ 464,027	$ 449,128

45

 *  PUBLIC BOND COVENANTSPublic Bond Covenants refers to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, it may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financing" in the Company's annual report on Form 10-K and other reports filed by the Company with the SEC.The ratios set forth on page S-6 of the earnings supplement for the second quarter of 2018 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated March 8, 2018, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on March 8, 2018. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.SECURED DEBTSecured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company’s total amount of Secured Debt is set forth on page S-5 of the earnings supplement for the second quarter of 2018.  RECONCILIATIONS OF NON-GAAP FINANCIALMEASURES AND OTHER TERMS

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

ESSEX PROPERTY TRUST, INC.

UNENCUMBERED NOI TO ADJUSTED TOTAL NOI

This ratio is presented on page S-6 of the earnings supplement for second quarter of 2018 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an Encumbrance securing Debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended June 30, 2018, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended June 30, 2018 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliation." This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

		Annualized Q2 2018(1)
NOI	$	1,009,520
Adjustments:		
Other, net (2)		(12,061)
Adjusted Total NOI		997,459
Less: Encumbered NOI		(279,705)
Unencumbered NOI	$	717,754
Encumbered NOI	$	279,705
Unencumbered NOI		717,754
Adjusted Total NOI	$	997,459
Unencumbered NOI to Adjusted Total NOI		72%

(1) This table is based on the amounts for the most recent quarter, multiplied by four.
(2) Includes intercompany eliminations pertaining to self-insurance and other expenses.

47